EMPLOYMENT AGREEMENT


        Agreement, dated April 4, 1996, effective as of April 15, 1996, by and between Discovery Pharmaceuticals, Inc., a Delaware corporation having a place of business at 375 Park Avenue, Suite 1501, New York, New York 10151 (the "Corporation"), and James S. Kuo, M.D., an individual residing at 429 East 52nd Street Apt. 30D, New York, N.Y. 10022 ("CEO").


                              W I T N E S S E T H:

        WHEREAS, the Corporation desires to employ the CEO as President, Chief Executive Officer and Director, and the CEO desires to be employed by the Corporation as President, Chief Executive Officer and Director, all pursuant to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises and convenants herein contained, it is agreed as follows:

1. EMPLOYMENT; DUTIES

        (a) The Corporation engages and employs the CEO, and the CEO hereby accepts engagement and employment, as Chief Executive Officer, President and Director of the Corporation, to direct, supervise and have responsibility for the daily operations of the Corporation, including, but not limited to: (i) directing and supervising the business and research and development efforts of the Corporation; (ii) managing the other executives and personnel of the Corporation; (iii) evaluating, negotiating, structuring and implementing business transactions with the Corporation's customers and suppliers; (iv) to attend meetings of the Board of Directors of the Corporation; and to perform such other services and duties as the Board of Directors of the Corporation shall determine.

        (b) The CEO shall perform his duties hereunder from the Corporation's executive offices, provided, however, that the CEO acknowledges and agrees that the performance by the CEO of his duties hereunder may require significant domestic and international travel by the CEO.

        (c) The CEO shall devote substantially all of his professional time to the faithful and high quality performance of his duties and responsibilities under this Agreement.

2. TERM

        The CEO's employment hereunder shall be for a term of three years commencing on April 15, 1996 and continuing through the third anniversary of such date.

3. COMPENSATION

        (a) As compensation for the performance of his duties on behalf of the Corporation, the CEO shall be compensated as follows:

        (i) Upon the next meeting of the Corporation's Board of Directors, the CEO shall be entitled to purchase Eight Percent (8%) of the common stock of the Corporation outstanding on the effective date of this Agreement for $0.001 per share (the "Founders Stock");

       (ii) The Founders Stock shall be subject to a repurchase option in favor of the Corporation at $0.001 per share (the "Repurchase Option"). The Repurchase Option shall expire only in advance in twelve equal installments each April 15, July 15, October
            15, and January 15, 1996, 1997, and 1998 (the "Vesting Dates"), provided that the CEO has not terminated this Agreement other than with "Cause" (as defined in Paragraph 7(a)(ii) hereof) and that the Corporation has not terminated this Agreement with "Cause" (as defined in Paragraph 7(a)(iii)). In the event of a merger or acquisition of the corporation in which a party previously unaffiliated with the corporation acquires at least fifty percent (50%) of the voting stock of the corporation, then following six (6) months after such merger or acquisition, the repurchase option shall immediately expire with respect to any of the CEO's Founders' stock still subject to repurchase;

      (iii) The Corporation shall pay the CEO an annual base salary ("Base Salary") of $145,000 per annum during the first year of this Agreement and $165,000 per annum during the second year and third year of this Agreement subject to increase for the second and third years of this Agreement according to the federally published cost of living adjustment, payable in accordance with the usual payroll period of the Corporation;

       (iv) The CEO shall also be entitled to receive a one time minimum annual bonus of $20,000, payable on April 15, 1997, and additional annual bonuses in the sole discretion of the Board of Directors of the Corporation.

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The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the CEO pursuant to section 3(a) hereof.

        (b) The Corporation shall reimburse the CEO for all normal, usual and necessary expenses incurred by the CEO in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation of appropriate vouchers or other proof of the CEO's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation.

        (c) The CEO shall be, during the term of this Agreement, entitled to vacations of not less than four (4) weeks per annum.

        (d) The Corporation shall make available to the CEO and his dependents, such medical, disability, life insurance and such other health benefits as it makes available to its senior officers and directors, which shall include at minimum, HMO coverage pursuant to New York Life/Sanus or other mutually agreeable healthcare provider.

        (e) The appointment of an initial Chairman of the Corporation shall be mutually agreeable to the CEO. The Corporation shall adopt a stock option plan for the benefit of employees, directors, and consultants comprising fifteen percent (15%) of the corporation's initial outstanding shares.

4. REPRESENTATIONS AND WARRANTIES BY THE CEO AND CORPORATION

        The CEO hereby represents and warrants to the Corporation as follows:

        (a) Neither the execution and delivery of this Agreement nor the performance by the CEO of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the CEO is a party or by which he is bound.

        (b) The CEO has the full right, power and legal capacity to enter and delivery this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the CEO enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the CEO to execute and deliver this Agreement or perform his duties and other obligations hereunder.

    The Corporation hereby represents and warrants to the CEO as follows:

    (a) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

    (b) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

    (c) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation of any of its properties may be bound of affected.

5. NON-COMPETITION

    (a) The CEO understands and recognizes that his services to the Corporation are special and unique and agrees that, during the term of this Agreement and, unless such termination is by the CEO pursuant to 7(a)(iii) below, for a period of one (1) year from the date of termination of his employment hereunder, he shall not in any manner, directly or indirectly, on behalf of himself of any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business competitive with the Corporation's business, proposed business or research activities, either as an individual for his own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director or shareholder of a Person operating or intending to operate in the areas of cystic fibrosis therapy, Tyloxapol or respiratory surfactants, or any additional area of business listed in Schedule A attached hereto (as shall be amended from time to time by the parties to take into account additional areas of business in which the Corporation may become engaged), within the geographic area of the Corporation's business.

    (b) During the term of this Agreement and for one (1) year thereafter, CEO shall not, directly or indirectly, without the prior written consent of the
Corporation:

         (i) solicit or induce any employee of the Corporation or any affiliate to leave the employ of the Corporation or any affiliate or hire for any purpose any employee of the Corporation or any affiliate or any employee who has left the employment of the Corporation or any affiliate within six months of the termination of said employee's employment with the Corporation; or

         (ii) solicit or accept employment or be retained by any party who, at any time during the term of this Agreement, was a customer or supplier of the Corporation any affiliate where his position will be related to the business of the Corporation; or

         (iii) solicit or accept the business of any customer or supplier of the Corporation or any affiliate with respect to products similar to those supplied by the Corporation.

    (c) In the event that the CEO breaches any provisions of this Section 5 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 5, the CEO shall not urge as a defense that there is an adequate remedy at law nor shall the Corporation be prevented from seeking any other remedies which may be available.

6. CONFIDENTIAL INFORMATION

   The CEO agrees that during the course of his employment or at any time after termination, he will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any of its clients. The CEO agrees: (i) not to use any such information for himself or others; and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during his employment by the Corporation, except as required in the CEO's duties to the Corporation. The
CEO agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment.

    (b) Except with prior written authorization by the Corporation, the CEO agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation or confidence, at any time during or after his employment with the Corporation.

    (c) CEO hereby assigns to the Corporation all right, title and interest he may have or acquire in all inventions (including patent rights) developed by the CEO during the term of this Agreement ("Inventions") and agrees that all Inventions shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. CEO further agrees to assist the Corporation in every proper way (but at the Corporation's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries.

7. TERMINATION

         (a) This CEO's employment hereunder shall begin on April 15, 1996 and shall continue for the period set forth in Section 2 hereof unless sooner terminated upon the first to occur of the following events:

    (i) The death of the CEO;

    (ii) Termination by the Board of Directors of the Corporation for just cause. Any of the following actions by the CEO shall constitute just cause:

              (A) Material breach by the CEO of Section 5 or Section 6 of this
                  Agreement;

              (B) Material breach by the CEO of any provision of this
                  Agreement other than Section 5 or Section 6 which is not cured by the CEO within fifteen (15) days of notice thereof from the Corporation; or

              (C) Any action by the CEO to intentionally harm the Corporation.

    (iii) Termination by the CEO for just cause. Any of the following actions or omissions by the Corporation shall constitute just cause:

              (A) Material breach by the Corporation of any provision of this
                  Agreement which is not cured by the Corporation within fifteen (15) days of notice thereof from the CEO; or

              (B) Any action by the Corporation to intentionally harm the CEO;

    (iv) Termination by the Board of Directors of the Corporation without just cause, or death provided that the Corporation continues to pay the CEO's base salary, for a period of twelve (12) months, and also the CEO's bonus described in Section 3(a)(iv) hereof or his estate.

         (b) Upon termination pursuant to subparagraph (ii) of paragraph (a) above, the CEO (or his estate in the event of termination pursuant to subparagraph (i)), shall be entitled to receive the Base Salary accrued but unpaid as of the date of termination.

8. NOTICES

   Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one (1) day after being sent by Federal Express or similar overnight delivery; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.

9. RENEWAL OF AGREEMENT

   Upon expiration of the term of this Agreement, this agreement may be renewed for additional one (1) year periods by the parties by mutual written agreement.

10. SEVERABILITY OF PROVISIONS

   If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

11. ENTIRE AGREEMENT MODIFICATION

   This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

12. BINDING EFFECT

   The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the CEO and is legal representatives. This Agreement constitutes a personal service agreement, and the performance of the CEO's obligations hereunder may not be transferred or assigned by the CEO.

13. NON-WAIVER

   The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

14. GOVERNING LAW

   This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

15. HEADINGS

   The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      DISCOVERY PHARMACEUTICAL, INC.

                                      By: /s/  signature illegible
                                         ------------------------------
                                      Title: President

                                      /s/ signature illegible
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